 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 4, 2018

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Washington St., Suite 301 Brooklyn, NY	11201
(Address of principal executive offices)	(Zip Code)

(212) 226-4265
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01. Changes in and disagreements with accountants on accounting and financial disclosure.

On October 4, 2018, Applied Minerals, Inc. (the “Company”) upon the approval of the Audit Committee (the “Audit Committee”) of its Board of Directors, dismissed EisnerAmper LLP (“EisnerAmper”) as its independent registered public accounting firm and appointed Malone Bailey LLP (“Malone Bailey”) as its new independent registered public accounting firm for the fiscal year ending December 31, 2018.

The audit reports of EisnerAmper on the financial statements of the Company as of and for the years ended December 31, 2017 and 2016 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except, the audit reports for the years ended December 31, 2017 and 2016 include an explanatory paragraph about the existence of substantial doubt concerning the Company's ability to continue as a going concern.

During the years ended December 31, 2017 and 2016 and the interim period from January 1, 2018 through October 4, 2018, the Company had no disagreements with EisnerAmper on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EisnerAmper, would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports on the financial statements for such years. During the years ended December 31, 2017 and 2016 and the interim period from January 1, 2018 through October 4, 2018, there were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K, except as described herein.   In Part I, Item 4 of the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2018, as filed with the Securities and Exchange Commission (the “SEC”) on August 20, 2018 (the “Second Quarter 2018 Form 10-Q”), management of the Company reported on its evaluation of the effectiveness of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934) as of June 30, 2018, the end of the period covered by the Second Quarter 2018 Form 10-Q. The Second Quarter 2018 Form 10-Q stated that, based on such evaluation, the Company’s Chief Executive Officer (principal executive officer) and the Company’s Chief Financial Officer (principal financial officer) concluded that the Company’s disclosure controls and procedures were not effective because of the material weaknesses in the Company’s internal control over financial reporting described in Part II, Item 9A of the Company’s Form 10-K as of December 31, 2017, which was filed with the SEC on April 17, 2018 (the “2018 Form 10-K”).

Management identified the following material weaknesses as of December 31, 2017 as reported in the 2018 Form 10-K, which were still applicable as of June 30, 2018, and have caused management to conclude that as of December 31, 2017, their internal controls over financial reporting were not effective at the reasonable assurance level:

●	Insufficient segregation of duties, oversight of work performed and lack of compensating controls in the Company’s finance and accounting functions due to limited personnel; and

●	The Company lacks a sufficient process for periodic financial reporting, including timely preparation and review of financial reports and statements.

Because of the material weaknesses described in the 2018 Form 10-K, the Company’s Chief Executive Officer (principal executive officer) and Chief Financial Officer (principal financial officer) concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2017, based on criteria in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

EisnerAmper discussed each of these matters with the Company’s management and the Audit Committee. The Company has authorized EisnerAmper to fully respond to the inquiries of Malone Bailey, the successor independent registered public accounting firm, concerning the subject matter of each reportable event referred to above.

During the fiscal years ended December 31, 2017 and 2016 and the interim period from January 1, 2018 through October 4, 2018, neither the Company, nor anyone on its behalf, consulted Malone Bailey regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company and no written report or oral advice was provided to the Company that Malone Bailey concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided EisnerAmper with a copy of the disclosures contained in this Current Report on Form 8-K and has requested that EisnerAmper furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether EisnerAmper agrees with the statements made by the Company in this Current Report on Form 8-K and, if not, stating the respects in which it does not agree. A copy of EisnerAmper’s letter, dated October 8, 2018, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

16.1     Letter from EisnerAmper dated October 8, 2018 to the SEC regarding statements included in this Form 8-K

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	October 9, 2018	/s/ ANDRE ZEITOUN
By: Andre Zeitoun
President and Chief Executive Officer